Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of lululemon athletica inc. (the “Company”) on Form 10-Q for the first quarter of fiscal 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ GLENN MURPHY
Glenn Murphy
Executive Chairman of the Board
(principal executive officer)
Date: May 31, 2018

By:	/s/ STUART HASELDEN
Stuart Haselden
Chief Operating Officer
(principal financial and accounting officer)
Date: May 31, 2018
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.